Exhibit 10.1

GLAUKOS CORPORATION

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of January 25, 2011, by and among GLAUKOS CORPORATION, a Delaware corporation (the “Company”), each of the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the “Investors”), Fjordinvest, LLC, FG Group LLC, Orasis, LLC, Hosheng Tu (collectively, the “Founders”), Lighthouse Capital Partners IV, L.P. and Lighthouse Capital Partners V, L.P.

R E C I T A L S

A.            The Company, certain of its stockholders who own shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock and the Founders are parties to that certain Third Amended and Restated Investors’ Rights Agreement dated as of August 7, 2008 (the “Restated Rights Agreement”).

B.            In connection with the purchase and sale of shares of Series E Preferred Stock pursuant to the terms of a Series E Preferred Stock Purchase Agreement of even date herewith by and among the Company and the other parties thereto (as may be amended from time to time, the “Purchase Agreement”), the Company and the parties to the Restated Rights Agreement desire to amend and restate the Restated Rights Agreement in its entirety to reflect, among other things, the sale of the Series E Preferred Stock and to add as parties thereto purchasers of shares of Series E Preferred Stock who are not presently parties to the Restated Rights Agreement.

THE PARTIES AGREE AS FOLLOWS:

SECTION 1.  CERTAIN DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

(a)           “Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d)           “Convertible Securities” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(e)           “Form S-3” shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

(f)            “Holder” shall mean (i) any holder of outstanding Registrable Securities, but only if such holder is an Investor or an assignee or transferee of Registration rights as permitted by Section 3.8, (ii) the Founders and (iii) Lighthouse Capital Partners V, L.P. and Lighthouse Capital Partners IV, L.P. (collectively, “Lighthouse”).

(g)           “Initiating Holders” shall mean Holders, other than the Founders, who in the aggregate hold at least a majority of the Registrable Securities, excluding for purposes of such calculation Registrable Securities owned by the Founders.

(h)           “Material Adverse Event” shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, and if it were to occur might materially adversely affect the business, properties, prospects or financial condition of the Company.

(i)            “Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

(j)            “Preferred Directors” shall have the meaning set forth in the Restated Certificate.

(k)           “Qualified Public Offering” shall have the meaning set forth in the Restated Certificate.

(l)            The terms “Register”, “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

(m)          “Registrable Securities” shall mean (i) all Common Stock not previously sold to the public issued or issuable upon conversion of any of the Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, (ii) all shares of Common Stock owned by the Founders, (iii) all shares of Common Stock now or hereafter held by Lighthouse, including, without limitation, the shares of Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock or any other Convertible Securities now or hereafter held by Lighthouse (including without limitation the Series B Preferred Stock or other securities issued or issuable upon exercise of warrants to purchase Series B Preferred Stock or such other securities of the Company now or hereafter held by Lighthouse) or any shares of Common Stock otherwise issuable under warrants held by Lighthouse and (iv) any securities of the Company granted Registration rights pursuant to Section 3.7 of this Agreement.

(n)           “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.1 or 3.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and one (1) special counsel for Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration, but excludes underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling stockholders, except as otherwise provided herein.

(o)           “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time).

(p)           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(q)           “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

(r)            “Voting Agreement” shall mean that certain Second Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company, the Stockholders (as such term is used therein) and the Investors (as such term is used therein).

SECTION 2.  COVENANTS OF THE COMPANY

2.1          Financial Statements and Reports to Stockholders; Budget.

The Company shall deliver to each Investor:

(a)           As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders’ equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and shall be accompanied by the opinion of independent public accountants of recognized standing selected by the Company.

(b)           As soon as practicable after the end of each fiscal quarter of the Company, and in any event within forty-five (45) days thereafter, unaudited financial statements of the Company on a quarterly basis prepared in accordance with generally accepted accounting principles and fairly reflecting the fiscal affairs of the Company to the date thereof, together with a comparison of such quarterly financial statements against the operating plan and budget for the then applicable fiscal year.

(c)           For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least three hundred thousand (300,000) shares of Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like), as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such month and consolidated statements of income and cash flow for such month and for the current fiscal year to date.

(d)           As soon as practicable following submission to and approval by the Board, but in no event later than thirty (30) days prior to the end of each fiscal year, an operating budget and plan respecting the next fiscal year and a summary of such plan together with any updates thereto.

(e)           Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivers to holders of Common Stock.

2.2          Inspection.

For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least three hundred thousand (300,000) shares of Registrable Securities, the Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide any information which it reasonably considers to be a trade secret or confidential information.  The rights of an Investor under this Section 2.2 may not be assigned as part of such Investor’s sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

2.3          Confidentiality.

Each Investor agrees and will cause any representative of the Investor to hold in confidence and trust and not use or disclose any information provided to or learned by it in connection with its rights under this Section 2, except that such Investor may disclose such information to any general partner, limited partner, member, subsidiary or parent (and their respective representatives) of such Investor for the purpose of evaluating its investment in the Company as long as (a) such general partner, limited partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 2.3 and (b) such Investor uses its commercially reasonable best efforts to ensure that such general partner, limited partner, member, subsidiary or parent holds such information in confidence and trust and will not use or disclose any information provided to or learned by it except as required by law.

2.4          Proprietary Information and Inventions Agreements.

The Company agrees to require each employee, director and officer of the Company to execute a proprietary information and inventions agreement and each consultant and advisor of the Company to execute an agreement that provides for confidential treatment of the Company’s proprietary information as a condition of employment or continued employment or engagement, as the case may be, unless otherwise approved by the Board.

2.5          Vesting.

Unless otherwise approved by the Board, the Company agrees that all Common Stock held by or issued to employees, consultants, advisors, directors and officers (i) shall be subject to a repurchase option which provides that upon termination of such individual’s employment or consulting relationship or directorship with the Company, with or without cause, the Company has the option to repurchase at cost any unvested shares held by the individual, which repurchase option shall lapse 25% per year over a four (4) year period and (ii) shall be issued subject to the condition that the holder thereof make timely elections under Section 83(b) of the Internal Revenue Code.  The Company also agrees that all stock options issued to employees, consultants, advisors, directors and officers in the future shall vest no more quickly than 25% per year over a four year period and shall provide that any unvested options shall be forfeited upon termination of the holder, with or without cause.

2.6          Restriction on Sales by Employees.

The Company and the Founders agree that, until the time of the Company’s initial public offering of Common Stock pursuant to a Registration Statement, first, the Company, and second, the Investors will have a right of first refusal on all transfers of Common Stock by employees of the Company, subject to transfers to family members or trusts for the benefit of family members and other limited exceptions as determined by the Board.  The Company agrees that to the extent it does not exercise its right of first refusal in full on any transfer of Common Stock, the Company shall assign to the Investors such right of first refusal on all shares not purchased by the Company.  The Investors agree that such right of first refusal shall be allocated on a pro rata basis among the Investors.  The Company agrees to include appropriate language to this effect in all future employment agreements, stock option and/or restricted stock grants, or other similar agreements with employees. For purposes of this Section 2.6, an Investor’s “pro rata basis” shall be equal to that number or amount of Common Stock not purchased by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock deemed to be owned by such Investor assuming the conversion of all convertible securities owned by such Investor (and without taking into account any unexercised options or warrants) and the denominator of which shall be the total number of shares of the Company’s Common Stock then-held by all Investors assuming the conversion of the outstanding convertible securities (and without taking into account any unexercised options or warrants) then-held by the all Investors.  In the event that an Investor does not purchase all of the shares of Common Stock allocated to such Investor, the other Investors that have purchased in full their pro rata basis of such shares of Common Stock shall be offered the right to purchase any or all of the securities that may be available as a result of the rejection, or partial rejection, of the offer by such non-participating Investors.

2.7          Lock-Up Agreement.

The Company agrees that, until the time of the Company’s initial public offering of Common Stock pursuant to a Registration Statement, in the event that the Company enters into an agreement with any Person to issue shares of capital stock (or securities convertible or exercisable into shares of capital stock) to such Person the Company, the Company agrees to include, as a condition to entering into such agreement, a market standoff or “lockup” language substantially the same as Section 3.9.

2.8          Voting Agreement.

The Company agrees that, until the time of the Company’s initial public offering of Common Stock pursuant to a Registration Statement, in the event that the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to the Voting Agreement.

2.9          Board Meeting; Compensation of Directors.

The Company hereby covenants that so long as the holders of the Preferred Stock are entitled to appoint any members of the Board pursuant to the Company’s Restated Certificate of Incorporation, the Board shall not meet less frequently than quarterly.  All non-employee directors will be compensated by the Company identically, and out-of-pocket and travel expenses of the directors incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company.

2.10        Insurance.

The Company shall cause to be maintained a keyman life insurance policy as designated by the Board.

2.11        Board Observer Rights.

For so long as Meritech Capital Partners III L.P., Meritech Capital Affiliates III L.P. or its affiliated funds (together, “Meritech”) together hold or are deemed to hold at least three hundred thousand (300,000) shares of Registrable Securities, the Company shall invite an employee or agent of Meritech (a “Board Observer”) to attend all meetings of the Board (including executive sessions) and any committees thereof in a nonvoting capacity, and in connection therewith, the Company shall give such Board Observer copies of all notices, minutes, consents and other materials, financial or otherwise that the Company provides to its directors (including but not limited to full reports of independent third-party valuation firms for purposes of compliance with Section 409A of the Internal Revenue Code); provided, however, that the Board Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting if the Company believes in good faith, upon advice of outside counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege between the Company and its counsel.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.  Meritech shall be reimbursed for the out-of-pocket and travel expenses incurred by the Board Observer in attending Board meetings (or meetings of committees thereof).

2.12        Option Pool .

The Company agrees to use commercially reasonable efforts to not, for a period of twelve (12) months following the date hereof, increase the number of shares reserved for issuance pursuant to any of its stock option plans, as may be in existence during such period.

2.13        Termination of Covenants.

The covenants of the Company set forth in this Sections 2, other than with respect to Section 2.3, shall be terminated and be of no further force or effect upon the earlier of (a) immediately prior to the consummation of the Qualified Public Offering and (b) the date when no shares of Registrable Securities or Convertible Securities shall be outstanding.

SECTION 3.  REGISTRATION RIGHTS

3.1          Demand Registration.

3.1.1       Request for Registration on Form other than Form S-3.

Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (a) June 30, 2013 and (b) six (6) months after the effective date of the Company’s initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering the reasonably anticipated aggregate net offering proceeds of which shall be no less than Twenty Million Dollars ($20,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within ninety (90) days after written notice from the Company.  The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 3.1.1 (i) within six (6) months of the effective date of a Registration initiated by the Company or (ii) after the Company has effected three (3) such Registrations pursuant to this Section 3.1.1 and such Registrations have been declared effective.

3.1.2       Right of Deferral of Registration on Form other Than Form S-3.

If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.1, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than one hundred eighty (180) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

3.1.3       Request for Registration on Form S-3.

Subject to the terms of this Agreement, in the event that the Company receives from one or more Holders of Registrable Securities, a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to Register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities which such Holders in their good faith discretion determine would have an anticipated offering price of at least One Million Dollars ($1,000,000), the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within thirty (30) days after written notice from the Company of the proposed Registration.  There shall be no limit to the number of occasions on which the Company shall be obligated to effect Registration under this Section 3.1.3, but the Company shall not be required to effect more than two (2) such Registration in any twelve (12)-month period.

3.1.4       Registration of Other Securities in Demand Registration.

Any Registration Statement filed pursuant to the request of the Initiating Holders under Section 3.1.1 may, subject to the provisions of Section 3.1.5, include securities of the Company other than Registrable Securities.

3.1.5       Underwriting in Demand Registration.

a.             Notice of Underwriting.

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company, as a part of their request made pursuant to this Section 3.1.1, and the Company shall include such information in the written notice referred to in Section 3.1.1 or 3.1.3. The right of any Holder to Registration pursuant to Section 3 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.

b.             Inclusion of other Holders in Demand Registration.

If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities issued by the Company other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 3.1.

c.             Selection of Underwriter in Demand Registration.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.

d.             Marketing Limitation in Demand Registration.

In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities other than Registrable Securities and (ii) next the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation.  If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement.  No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.1.5(d) shall be included in such Registration Statement.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

e.             Right of Withdrawal in Demand Registration.

If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven (7) days prior to the effective date of the Registration Statement.  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 3.1.5(d), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above in Section 3.1.5(d).  Any remaining securities so withdrawn shall also be withdrawn from the Registration Statement.

3.1.6       Blue Sky in Demand Registration.

In the event of any Registration pursuant to Section 3.1, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

3.2          Piggyback Registration.

3.2.1       Notice of Piggyback Registration and Inclusion of Registrable Securities.

Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand Registration rights, but excluding any registration solely in connection with an employee benefit or stock ownership plan) on a form that would be suitable for a Registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company.

3.2.2       Underwriting in Piggyback Registration.

a.             Notice of Underwriting in Piggyback Registration.

If the Registration of which the Company gives notice pursuant to Section 3.2.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2.1.  In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Section 3.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter’s Representative for such offering.  The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.2.

b.             Marketing Limitation in Piggyback Registration.

In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to Section 3.2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 3.2.2(b)) may:

i.                                          in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from such Registration and underwriting; and

ii.                                       in the case of any subsequent registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than twenty five percent (25%) of the securities included in such Registration (based on aggregate market values).

c.                                       Allocation of Shares in Piggyback Registration.

In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 3.2.2(b)) in the following manner:  The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Holders pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration.  No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2(c) shall be included in the Registration Statement.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

d.                                      Withdrawal in Piggyback Registration.

If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

3.2.3                     Blue Sky in Piggyback Registration.

In the event of any Registration of Registrable Securities pursuant to Section 6, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

3.3                               Expenses of Registration.

All Registration Expenses incurred in connection with three (3) Registrations pursuant to Section 3.1.1, all Registrations pursuant to Section 3.1.3 (Form S-3) and all Registrations pursuant to Section 3.2 shall be borne by the Company, regardless of whether the Holders have sold any securities in such offering.  All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered.  Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand Registration pursuant to Section 3.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such Material Adverse Event, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1.  All Selling Expenses shall be borne by the respective holders of the securities Registered pro rata on the basis of the number of shares registered.

3.4                               Registration Procedures.

The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration.  At its expense the Company will:  (a) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request.

The Company will notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

3.5                               Information Furnished by Holder.

It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

3.6                               Indemnification.

3.6.1                     Company’s Indemnification of Holders.

To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 3.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

3.6.2                     Holder’s Indemnification of Company.

To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holder’s liability under this Section 3.6.2 shall be several, and not joint with other Holders, and shall not exceed such Holder’s proceeds from the offering of securities made in connection with such Registration.

3.6.3                     Indemnification Procedure.

Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action.  The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the indemnifying party and the indemnified party in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 3.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party.  The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 3.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 3.6.

3.7                               Limitations on Registration Rights Granted to Other Securities.

From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of sixty-seven (67%) of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them.  Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement.  The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

3.8                               Transfer of Rights.

The rights to information under Section 2 and the right to cause the Company to Register securities granted by the Company to the Investors under Sections 3.1 and 3.2 may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least three hundred thousand (300,000) shares or all (whichever is lesser) of such Holder’s Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like); provided, however, that (i) the Company must receive prompt written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, (ii) the transferee or assignee of such rights must not be a person deemed by the Board, in its best judgment, to be a competitor or potential competitor of the Company and (iii) the transferee agrees to be bound by the terms and conditions of this Agreement.  Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (a) any Holder which is a partnership, limited liability company or corporation may transfer such Holder’s rights (1) to entities affiliated directly or indirectly with such partnership, the manager of such limited liability company, such limited liability company or such corporation, (2) any partner (or retired or incoming partner) , member (or retired member) or stockholder of such partnership, limited liability company or corporation, respectively, (3) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (4) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (5) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder, as the case may be, (b) any Holder which is a natural person may transfer such Holder’s rights to any immediate family member or to any trust created for the benefit of such Holder or his or her immediate family members, and (c) any Holder that holds shares in its capacity as trustee, manager or custodian of a trust may transfer such Holder’s Registration rights to a replacement trustee, manager or custodian of the relevant trust, subject in each case to such transferee’s agreeing to be bound by the rights and restrictions of this Agreement and without restriction as to the number or percentage of shares acquired by any such transferee.  The rights under Sections 2, 3.1 and 3.2 may be assigned by an Investor only as provided in this such Section 3.8.

3.9                               Market Stand-off.

If requested in writing by the underwriters for the initial Qualified Public Offering, each holder of Registrable Securities who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Securities or any other securities of the Company (other than shares of Registrable Securities or other securities of the Company being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180 days) following the effective date of the registration statement relating to the initial Qualified Public Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, however, that the Company shall use commercially reasonable efforts to convince such managing underwriters to allow for alternative means of liquidity for the holders if, in the opinion of such managing underwriters, such liquidity can be provided without an adverse impact on such initial Qualified Public Offering; and, provided, further, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section.

3.10                        No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Stock.

Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a “no-action” letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, the inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders), or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 3.10 does not apply.  The Registration rights of the Holders of Convertible Securities set forth in this Agreement are conditioned upon the conversion of the Convertible Securities with respect to which Registration is sought into Common Stock prior to the effective date of the Registration Statement.

3.11                        Sale of Preferred Stock to Underwriter.

Notwithstanding any provision in this Agreement to the contrary, in lieu of converting any Convertible Securities prior to the filing of any Registration Statement filed pursuant to this Agreement, the holder of such Convertible Securities may sell such Convertible Securities to the underwriters of the offering being Registered upon the undertaking of such underwriters to convert the Convertible Securities on or prior to the closing date of the offering.  The Company agrees to cause the Common Stock issuable on the conversion of the Convertible Securities to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

3.12                        Rule 144 Requirements.

Immediately after the date on which a Registration Statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the Holders of Registrable Securities, such information as is necessary to enable the holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act.  The Company shall furnish to any holder of Registrable Securities, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

3.13                        Termination of Company Agreements.

The Registration rights set forth in Sections 3.1 and 3.2 shall terminate five (5) years after consummation of the Qualified Public Offering or, as to any Holder, at any time following the consummation of the Qualified Public Offering, when such Holder is entitled to sell all of such Investor’s Registrable Securities within a three month period pursuant to Rule 144 of the Securities Act.

SECTION 4.  RIGHT OF FIRST REFUSAL

4.1                               Right of First Refusal.

The Company hereby grants to each Investor the right of first refusal to purchase such Investor’s pro rata share of New Securities (as defined in Section 4.2) which the Company may from time to time propose to sell and issue (the “Right of First Refusal”).  For purposes of the Right of First Refusal, an Investor’s pro rata share (the “Pro Rata Share”) shall be equal to that number or amount of New Securities to be sold multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock deemed to be owned by such Investor assuming the conversion of all convertible securities owned by such Investor (and without taking into account any unexercised options or warrants) and the denominator of which shall be the total number of shares of the Company’s Common Stock deemed to be outstanding assuming the conversion of all outstanding convertible securities (and without taking into account any unexercised options or warrants).  Notwithstanding the foregoing, any Investor may, at the time it accepts the Company’s offer, subscribe to purchase any or all of the securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Investors.  All such Oversubscription Securities shall be allocated on a pro rata basis among those Investors subscribing to purchase them.  The Right of First Refusal shall be subject to the following provisions:

4.2                               Definition of New Securities.

“New Securities” shall mean any shares of Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase such shares of Common Stock or Preferred Stock, and all other securities having equity features, such as convertible notes or notes issued in conjunction with options or warrants; provided that “New Securities” shall not include:

(a)                                 securities issued upon the conversion of any shares of the Preferred Stock;

(b)                                 securities issued to the Company’s employees or officers or directors or outside consultants or contractors pursuant to a plan, agreement or arrangement duly approved by the Board, including a majority of the Preferred Directors;

(c)                                  securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, including a majority of the Preferred Directors;

(d)                                 securities issued to effect any stock split, stock dividend or recapitalization of the Company;

(e)                                  securities issued in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, including a majority of the Preferred Directors;

(f)                                   securities issued in connection with the acquisition by the Company of another entity by consolidation, corporate reorganization or merger, or by the acquisition of all or substantially all of the assets or the business of another entity by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board;

(g)                                  securities issued in connection with a corporate partnering, strategic alliance, technology acquisition or similar transaction, provided such issuance is pursuant to an agreement or arrangement duly approved by the Board;

(h)                                 securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act;

(i)                                     any securities that Holders of shares representing at least sixty-seven percent (67%) of the voting power of the then-outstanding shares of Preferred Stock (determined on an as converted to Common Stock basis) agree, on a case by case basis, may be excluded from the definition of “New Securities;” and

(j)                                    any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (a) through (i) above.

4.3                               Waiver of Right of First Refusal.  In the event that the Right of First Refusal in Section 4.1 is waived pursuant to Section 6.7 hereof with respect to an issuance of New Securities by the Company, and any Investor that consented to such waiver pursuant to Section 6.7 (a “Waiving Investor”) is nevertheless permitted to purchase any such New Securities, each Investor that is not a Waiving Investor shall be entitled to purchase its Adjusted Pro Rata Share (as defined below) of such New Securities upon the terms and conditions set forth in Section 4.1.  For purposes of this Section 4.3, an Investor’s “Adjusted Pro Rata Share” of the New Securities subject to the waiver described herein shall be equal to (i) such Investor’s Pro Rata Share of such New Securities multiplied by (ii) the highest percentage (up to 100%) of any Waiving Investor’s Pro Rata Share that such Waiving Investor is permitted to purchase.  For example, if only one Waiving Investor is permitted to purchase any New Securities and it is permitted to purchase 50% of its Pro Rata Share of the New Securities, each Investor’s Adjusted Pro Rata Share shall be 50% of its Pro Rata Share.  For another example, if one Waiving Investor is permitted to purchase 60% of its Pro Rata Share and another Waiving Investor is permitted to purchase 110% of its Pro Rata Share, each Investor’s Adjusted Pro Rata Share shall be 100% of its Pro Rata Share.

4.4                               Notices.

In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (the “Notice”) of its intention, describing the type of New Securities, the price, and the principal terms upon which the Company proposes to issue the same.  Each Investor shall have twenty (20) days from the delivery of the Notice to agree to purchase up to the Investor’s Pro Rata Share plus any Oversubscription Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities and Oversubscription Securities to be purchased.

4.5                               Failure to Exercise Right.

In the event an Investor does not elect to purchase all of such Investor’s Pro Rata Share of the New Securities pursuant to Section 4.1 and such New Securities are not purchased by other Investors, the Company shall have ninety (90) days after the last date on which any Investor’s right to purchase lapsed to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which such Investor’s option was not exercised, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale.  In the event the Company has not sold the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided in this Section 4.

4.6                               Rights of Affiliated Investors.

For the purposes of this Section 4, Investors who are Affiliates of one or more other Investors shall, at the election of an Investor and one or more such Affiliates, be treated as a group (an “Investor Group”).  Members of an Investor Group shall have the right to reallocate the rights granted by this Section 4 among themselves as they determine.

4.7                               Assignment.

The Right of First Refusal set forth in this Section 4 may not be assigned or transferred, except that each Investor shall have the right to assign its right to purchase securities under this Section 4 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such transfer, to be bound by all the provisions of Sections 3, 4, 5 and 6 of this Agreement.

4.8                               Termination.

The Right of First Refusal granted under this Section 4 shall terminate on and be of no further force or effect upon the effective date of the Company’s registration statement filed in connection with the Company’s initial Qualified Public Offering.

SECTION 5.  TRANSFERS OF SECURITIES BY INVESTORS.

5.1                               Notices.

If any Investor (the “Transferor”) proposes to sell, assign, hypothecate or otherwise transfer (a “Transfer”) any securities of the Company owned by such Investor from and after the date of this Agreement, other than pursuant to the provisions of Section 5.6 of this Agreement, the Transferor shall first give each of the other Investors the right to purchase such securities by delivering to them a written offer which shall state the price and other terms and conditions of the proposed Transfer.  If the Transferor proposes to Transfer the securities for consideration other than solely cash and/or promissory notes, the offer to the Investors shall, to the extent of such consideration, permit each Investor to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the estimate of such fair market value as determined by the Board.  The Transferor shall fix the period of the offer which shall be a minimum of thirty (30) days or such longer period as is necessary to determine the fair market value of the consideration referred to in the preceding sentence.

5.2                               Acceptance of Offer.

An Investor may accept an offer (“Purchasing Investor”) only by giving written notice to the Transferor before the offer expires that such Purchasing Investor has accepted the offer to purchase some or all of the securities offered (the “Accepted Securities”); provided, however, that the maximum number or amount of securities a Purchasing Investor shall be entitled to purchase shall be equal to that number or amount of securities to be transferred multiplied by a fraction, the numerator of which shall be the number of Conversion Shares held or deemed to be held by such Purchasing Investor and the denominator of which shall be the aggregate number of Conversion Shares held by all Investors, excluding the Transferor’s Conversion Shares.  Notwithstanding the foregoing, any Purchasing Investor may, at the time it accepts the offer, subscribe to purchase any or all securities offered which may be available as a result of the rejection, or partial rejection, of the offer by other Investors, which securities shall be allocated on a pro rata basis among those Purchasing Investors subscribing to purchase them.

5.3                               Allocation of Securities and Payment.

Promptly following the expiration of an offer, the Transferor shall allocate the securities subscribed for among the Purchasing Investors accepting or partially accepting the offer, pro rata, based upon their respective holdings as aforesaid, and shall by written notice (the “Acceptance Notice”) advise all Purchasing Investors of the number or amount of securities allocated to each of the Purchasing Investors.  Within ten (10) days following receipt of the Acceptance Notice, each of the Purchasing Investors shall deliver to the Transferor payment in full for the Accepted Shares purchased by it against delivery by the Transferor to each Purchasing Investor of a certificate or certificates evidencing the Accepted Securities purchased by it.

5.4                               Failure to Exercise.

To the extent an offer pursuant to Section 5.1 is not accepted by the other Investors, the Transferor may, for a period of ninety (90) days thereafter, transfer the unaccepted securities, or any of them, at or above the price, and upon the other terms and conditions specified in such offer, to any Person or Persons; provided that such Person or Persons agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 5 and 6 of this Agreement.

5.5                               Assignment.

The right of first refusal set forth in this Section 5 may not be assigned or transferred, except that each Investor shall have the right to assign its rights to purchase such securities under this Section 5 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such assignment, to be bound by all of the provisions of Sections 5 and 6 of this Agreement.

5.6                               Permitted Transfers.

(a)                                 Notwithstanding anything to the contrary contained herein, any Investor which is a partnership may transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to a partner of such partnership or to the estate of any such partner or transfer by will or intestate succession to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by the terms of this Agreement, including, without limitation all of the provisions of Sections 3, 4, 5 and 6 of this Agreement.

(b)                                 Notwithstanding anything to the contrary contained herein, any Investor which is a corporation may Transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates, provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by the terms of this Agreement, including, without limitation all of the provisions of Sections 3, 4, 5 and 6 of this Agreement.

(c)                                  Notwithstanding anything to the contrary contained herein, any Investor who is an individual may Transfer, without first offering any securities of the Company to any other Investor, all or any of his securities to his spouse or his or his spouse’s siblings, lineal descendants or ancestors or any entity that is an Affiliate of such Investor; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by the terms of this Agreement, including, without limitation all of the provisions of Sections 3, 4, 5 and 6 of this Agreement.

(d)                                 Notwithstanding anything to the contrary contained herein, any Investor which is a venture capital fund may Transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to an entity that is controlled by or under common control with one or more general partners or managing members; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by the terms of this Agreement, including, without limitation all of the provisions of Sections 3, 4, 5 and 6 of this Agreement.

5.7                               Termination.

The right of first refusal granted under this Section 5 shall expire upon the effective date of the Company’s registration statement filed in connection with the Company’s initial Qualified Public Offering and shall not be applicable to any shares sold pursuant thereto.

SECTION 6.  MISCELLANEOUS.

6.1                               Entire Agreement; Successors and Assigns.

This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof.  Any previous agreement between the Company, the Investors concerning Registration rights is amended, restated and superseded by this Agreement, including specifically the Restated Rights Agreement.  Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

6.2                               Aggregation of Stock.

All Convertible Securities and Registrable Securities held or acquired by affiliated entities or persons shall be aggregate together for the purpose of determining the availability of any rights under this Agreement.

6.3                               Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF DELAWARE BY DELAWARE RESIDENTS.

6.4                               Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5                               Headings.

The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6                               Notices.

Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or airmail, if notice shall be sent outside the United States), postage prepaid, or two (2) days after delivery to a nationally known air courier company, addressed (i) if to the Company, to the Company’s address as set forth below the Company’s name on the signature page of this Agreement, (ii) if to an Investor, to such Investor’s address as set forth on Schedule A and (iii) if to a Founder, to such Founder’s address as set forth on the signature page of this Agreement or at such other address as the Company or such Investor or such Founder may designate by ten (10) days, advance written notice to the other parties hereto.  Any notice sent outside the United States shall also be telexed or telecopied.

6.7                               Amendment of Agreement; Waivers.

Any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by Persons holding at least sixty-seven percent (67%) of the Registrable Securities; provided, however, any amendment or waiver to Section 4 of this Agreement requires the written consent of the Company and Persons holding at least sixty-seven percent (67%) of the Common Stock not previously sold to the public issued or issuable upon conversion of any of the Convertible Securities purchased by or issued to the Investors.  Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon the Company and all Holders and each of their respective successors and assigns.

6.8                               Waiver of Pre-Emptive Rights.

Each Investor who is a party to the Restated Rights Agreement hereby waives the Right of First Refusal (as defined in the Restated Rights Agreement), any pro rata allocation rights and any notice requirements set forth in Section 4 of the Restated Rights Agreement in connection with the offer, sale and issuance of the Series E Preferred Stock.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:	GLAUKOS CORPORATION

	By:	/s/ Thomas W. Burns
Thomas W. Burns,
President and Chief Executive Officer

Address: 26051 Merit Circle, Suite 103
Laguna Hills, CA 92653

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FJORDINVEST, LLC

By:	/s/ Olav Bergheim	Address:	26051 Merit Circle, Suite 104
	Olav Bergheim, Manager		Laguna Hills, CA 92653

FG GROUP, LLC

By:		Address:

/s/ Morteza A. Gharib
Morteza A. Gharib,
Managing Member

ORASIS, LLC

By:		Address:

/s/ Richard A. Hill
Richard A. Hill,
Managing Member

/s/ Hosheng Tu
	Hosheng Ti	Address:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DOMAIN PARTNERS IV, L.P.			Address:	One Palmer Square
By:				Princeton, NJ 08542
One Palmer Square Associates IV, L.L.C.,
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker,
Managing Member

DP IV ASSOCIATES, L.P.			Address:	One Palmer Square
By:				Princeton, NJ 08542
One Palmer Square Associates IV, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker,
Managing Member

DOMAIN PARTNERS VIII, L.P.			Address:	One Palmer Square
By:				Princeton, NJ 08542
One Palmer Square Associates IV, L.L.C.,
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker,
Managing Member

DP VIII ASSOCIATES, L.P.			Address:	One Palmer Square
By:				Princeton, NJ 08542
One Palmer Square Associates IV, L.L.C.
its General Partner

	By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker,
Managing Member

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FRAZIER HEALTHCARE V, L.P.		Address:	601 Union Street
By: FHM V, LP, its General Partner			Two Union Square
By: FHM V, LLC, its General Partner			Suite 3200
Seattle, WA 98101
By:	/s/ Nathan Every		Attn: Nathan R. Every, M.D.
	Nathan Every,		Fax: (206) 621-1848
Its Authorized Representative

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GUND INVESTMENT LLC		Address:	14 Nassau Street, POB 449
Princeton, NJ 08542
By:	/s/ Warren S. Thaler		Attn: Warren Thaler
Name:	Warren S. Thaler		Fax: (609) 921-7697
Title:	Manager

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERWEST PARTNERS IX, LP		Address:	2710 Sand Hill Road
By: InterWest Management Partners IX, LLC			2nd Floor
Menlo Park, CA 94025
By:	/s/ Gilbert H. Kliman		Attn: Gilbert Kliman, M.D.
	Gilbert H. Kliman,		Fax: 650.854.4706
Managing Director

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MONTREUX EQUITY PARTNERS IV, LP		Address:
3000 Sand Hill Road
By: Montreux Equity Management IV, LLC, its			Building 1, Suite 260
General Partner			Menlo Park, CA 94025-7073
Attn: Manish Chapekar
By:	/s/ Manish N. Chapekar		Fax: (650) 234-1250
Manish N. Chapekar, Managing Member

MONTREUX IV ASSOCIATES, LLC		Address:
3000 Sand Hill Road
By: Montreux Equity Management IV, LLC, its			Building 1, Suite 260
General Partner			Menlo Park, CA 94025-7073
Attn: Manish Chapekar
By:	/s/ Manish N. Chapekar		Fax: (650) 234-1250
Manish N. Chapekar, Managing Member

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ORBIMED ASSOCIATES III, LLC		Address:
767 Third Avenue
30th Floor
New York, New York 10017
Attn: Jonathan Silverstein
By:	/s/ Jonathan Silverstein	Fax: (212) 739-6444

ORBIMED PRIVATE INVESTMENTS III, LP		Address:
767 Third Avenue
30th Floor
New York, New York 10017
Attn: Jonathan Silverstein
By:	/s/ Jonathan Silverstein	Fax: (212) 739-6444

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VERSANT VENTURE CAPITAL I, L.P.		Address:	450 Newport Center Drive,
By:			Suite 600
VERSANT VENTURES I, L.L.C.			Newport Beach, CA 92660
its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D.
Managing Director

VERSANT AFFILIATES FUND I-A, L.P.		Address:	450 Newport Center Drive,
By:			Suite 600
VERSANT VENTURES I, L.L.C.			Newport Beach, CA 92660
its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D.
Managing Director

VERSANT AFFILIATES FUND I-B, L.P.		Address:	450 Newport Center Drive,
By:			Suite 600
VERSANT VENTURES I, L.L.C.			Newport Beach, CA 92660
its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D.
Managing Director

VERSANT SIDE FUND I, L.P.		Address:	450 Newport Center Drive,
By:			Suite 600
VERSANT VENTURES I, L.L.C.			Newport Beach, CA 92660
its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D.
Managing Director

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MERITECH CAPITAL PARTNERS III L.P.		Address:
245 Lytton Avenue, Suite 350
By:	Meritech Capital Associates III L.L.C.	Palo Alto, California 94301
	its General Partner	Attn: Joel Backman
Fax: (650) 475-2222
By:	Meritech Management Associates III L.L.C
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

MERITECH CAPITAL AFFILIATES III L.P.		Address:
245 Lytton Avenue, Suite 350
By:	Meritech Capital Associates III L.L.C.	Palo Alto, California 94301
	its General Partner	Attn: Joel Backman
Fax: (650) 475-2222
By:	Meritech Management Associates III L.L.C
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Address:
c/o Maximed Klay Consulting
/s/ David Klay	Rue des Crets 9
David Klay	1037 Etagnieres VD Switzerland

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Address:
/s/ Joseph Klein III
Joseph Klein III

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Address:
/s/ Barbara Niksch
Barbara Niksch

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE SHIN-SHERMAN TRUST		Address:

By:	/s/ Craig Sherman
Craig Sherman,
Trustee

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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